Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
GULFSTREAM ACQUISITION GROUP, INC.
          THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (“DGCL”), do hereby certify as follows:
          FIRST: The name of the corporation is Gulfstream Acquisition Group, Inc. (the “Corporation”).
          SECOND: The registered office of the Corporation is to be located at 2711 Centerville Rd., Suite 400, Wilmington, Delaware 19808, New Castle County. The name of its registered agent at that address is LexisNexis Documents Solutions, Inc..
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 2,000,000 shares of common stock, of the par value of $0.01 per share.
          Except as otherwise provided by the DGCL, by this Certificate of Incorporation or any amendments hereto, all of the voting power of the Corporation shall be vested in the holders of the common stock, and each holder of common stock shall have one vote for each share of common stock held by such holder on all matters voted upon by the stockholders.
          FIFTH: The name and address of the incorporator are as follows:

Name	Address
Don Figliulo	161 N. Clark, Suite 4300
Chicago, IL 60601
          SIXTH: Except as otherwise specifically provided by applicable statute, all powers of management, direction and control of the Corporation shall be vested in its Board of Directors.
          The total number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
          SEVENTH: The Corporation is to have perpetual existence.
          EIGHTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:
(a)	To make, adopt, alter, amend or repeal the Bylaws of the Corporation;

(b)	To, in its sole discretion, call special meetings of the Stockholders of the Corporation;

(c)	To set apart out of any of the money or funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created;

(d)	When and as authorized by the Stockholders’ vote, to sell, lease or exchange all or substantially all of the property or assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, or other securities of (or both), any other corporation or corporations as the Board of Directors may deem expedient and for the best interests of the Corporation; and

(e)	To sell, issue or otherwise dispose of common stock or any other securities of the Corporation, including preferred stock, debentures, bonds, mortgages, notes, certificates, and any and all other securities whatsoever, for such consideration as the Board of Directors in its discretion shall determine; provided, however, that no shares of stock shall be sold for any consideration not in accordance with the laws of the State of Delaware (the “State”).
          The Corporation may in its bylaws confer powers additional to the foregoing upon the directors, in addition to the powers, authorities and duties expressly conferred upon them by law.
          NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State may, on the application in a summary way of this Corporation or of any creditor or Stockholders thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.
          TENTH: No director shall be personally liable to the Corporation or its Stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exemption from liability or limitation thereof is not permitted by DGCL as it now exists or may hereafter be amended. Notwithstanding the foregoing, a director shall be liable to the extent provided by the existing DGCL (a) for breaches of the directors’ duty of loyalty to the Corporation or its Stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under the provisions of section 174 of Title 8 of the Delaware Code (relating to unlawful stock purchase or redemption) and any amendments thereto, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of these provisions shall not adversely affect any right of any director of the Corporation existing at the time of such repeal or modification.

          ELEVENTH: The Corporation shall have the power to indemnify officers, directors, employees and agents to the extent permitted by the bylaws, as amended from time to time.
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     IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 20th day of December, 2005.

/s/ Don Figliulo

Don Figliulo, Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
GULFSTREAM ACQUISITION GROUP, INC.
GULFSTREAM ACQUISITION GROUP, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, DOES HEREBY CERTIFY THAT:
1. The Corporation’s Certificate of Incorporation is hereby amended by deleting the current Article FIRST and by substituting in lieu thereof the following new Article:
FIRST: The name of the corporation is Gulfstream International Group, Inc. (hereinafter referred to as “Corporation”).
2. The Corporation’s Certificate of Incorporation is hereby further amended by deleting the first sentence of the current Article FOURTH and by substituting in lieu thereof the following new sentence:
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares of common stock, with a par value of $0.01 per share.
3. The amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware by the written consent of a majority of its stockholders entitled to vote.
IN WITNESS WHEREOF, GULFSTREAM ACQUISITION GROUP, INC. has caused this certificate to be executed this 9th day of May, 2007.

By:	/s/David Hackett

	Name:	David Hackett

	Title:	President